UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 23, 2020

(Date of earliest event reported)

Texas Mineral Resources Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-53482	87-0294969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 El Paso Street Sierra Blanca, TX	79851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (361) 790-5831

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Directors

Effective November 23, 2020, Kevin Francis, age 60, was nominated, appointed and elected a director to fill a vacancy to serve until the next annual meeting or until his successor is duly elected and qualified. Mr. Francis has served as principal of Mineral Resource Management LLC since April 2016, providing project management, technical and expert witness services, and permitting leadership to the mining industry. Mr. Francis served as vice president of project development of Aurcana Corporation from March 2017 to June 2019, managing and advancing all technical studies. Mr. Francis served as vice president, technical services and general manager of Oracle Mining Corp. from May 2012 to May 2016 (a wholly-owned subsidiary of Oracle Mining Corp. was placed into a court-ordered receivership in 2015), managing interdisciplinary technical functions including direction of geologists, mining engineers and consultants, as well as developing scopes of work, managing budgets and reviewing deliverables of studies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS MINERAL RESOURCES CORP.

DATE: November 23, 2020	By:	/s/ Wm. Chris Mathers
Wm. Chris Mathers Chief Financial Officer